UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026

TRANSGLOBAL MANAGEMENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7901 4th Street North,, Suite 4887 St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 12, 2026, Transglobal Management Group, Inc. (the “Company”) completed the transactions contemplated by the Control Share Purchase Agreement dated October 2, 2026 (the “Purchase Agreement”) among the Company, Marc Angell, Jacquie Angell and Third Life World, LLC, a Nevada limited liability company (“Third Life World”). The Purchase Agreement was previously reported in the Company’s Current Report on Form 8-K filed October 7, 2026.

At the closing, Third Life World contributed to the Company its website and technology, consisting of the Third Life World platform (the “Platform”). The Company did not issue any securities or pay any cash for the Platform. Third Life World is controlled by its managing member, Jorge Guinovart, who became the Company’s Chief Executive Officer and President at the closing, as described in Items 5.01 and 5.02. Because Third Life World is the Company’s controlling shareholder, the Company expects to record the Platform at Third Life World’s historical cost basis.

The Platform

Third Life World is a virtual economy operated by people and autonomous AI agents. Users and AI agents own virtual land, build, work and trade in an economy that operates around the clock. Users set goals, and agents carry out the work, including operating businesses and hiring other agents. The Platform’s map contains 5,625 parcels across nine zones. In-world transactions settle on a public blockchain using a digital token.

A platform snapshot dated September 14, 2026 reported 4,780 registered players, 5,004 AI agents and 2,111 parcels claimed. The Platform entered maintenance around September 22, 2026 for a rebuild (V3) and is not currently generating revenue.

The Platform charges a 1% fee on market fills, transfers and property sales. Additional planned revenue sources include land and building commerce, premium agents, subscriptions, fees for creating new AI agents, in-world and mobile purchases, platform charges on agent-run businesses, paid access for outside developers to connect their own AI agents to the Platform, and brand placements. Several of these sources remain planned or in development.

Liquistate is a separate platform in development for tokenized real-world assets, including collectibles and real estate. The proposed connection would allow Platform agents to participate in approved asset markets. Liquistate is currently in beta testing .

Development Plan

The Company’s development plan targets the V3 relaunch around January 2027, the launch of Liquistate around April 2027, subject to legal review, and mobile applications and a paid developer access tier around July 2027, with corresponding registered-player targets of 8,000, 15,000 and 25,000. The Company estimates that the six-month plan requires approximately $1.5 million, principally for distribution and user growth; product, developers and infrastructure; leadership; and community, legal and contingency costs. The Company does not currently have the funds to complete the plan and intends to seek additional financing. There is no assurance that the Company will obtain financing or meet any of these targets.

Stand By Golf

The Company continues to own and operate the Stand By Golf™ online golf reservation platform, which it retained under the Unwind and Settlement Agreement dated September 30, 2026.

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Item 5.01 Changes in Control of Registrant

On November 12, 2026, under the Purchase Agreement, Third Life World acquired from Marc Angell all 200 outstanding shares of the Company’s Series A Preferred Stock for $140,000. The Series A Preferred Stock carries 80% of the Company’s total voting power. As a result, Third Life World, and Mr. Guinovart as its managing member, acquired control of the Company.

The closing occurred after all conditions to closing were satisfied, including completion of the Unwind and Settlement Agreement and the issuance of the Series A Preferred Stock to Mr. Angell; designation of the Series B Preferred Stock in the Amended and Restated Articles of Incorporation filed with the Florida Department of State on October 8, 2026; issuance of all 8 shares of Series B Preferred Stock to the Angells; payment of the $25,000 closing payment; and a promissory note as described below in paragraph 4.

Under the Purchase Agreement, Third Life World has the following continuing obligations and arrangements:

1.	Public-company costs. Third Life World must cause the Company to pay, and must fund to the extent the Company lacks sufficient funds, the Company’s ongoing service-provider costs of remaining a current SEC reporting company, budgeted at approximately $5,802 per month for its transfer agent, accountant, auditor, newswire service and related providers.

2.	Guarantee and indemnity. Third Life World guarantees, as an entity, the Company’s consulting payment obligations to Mr. Angell described in Item 5.02, and indemnifies Mr. and Mrs. Angell for matters arising on or after the closing.

3.	Protection of the Series B Preferred Stock and the Jacquie Note. Neither the Company nor Third Life World may impair the Series B Preferred Stock or alter the promissory note payable to Jacquie Angell (the “Jacquie Note”).

4.	Possible reversion of control. If the Company fails to deliver Series B conversion shares when required, or the Series B Preferred Stock or the Jacquie Note is impaired, and the failure is not cured within 30 days after notice (a “Compensation Default”), either Mr. or Mrs. Angell may, under an irrevocable power of attorney granted by Third Life World, cancel Third Life World’s ownership of the Series A Preferred Stock and cause it to be reissued to Mr. Angell. Nonpayment of consulting fees is not a Compensation Default. In connection with the closing, Third Life World issued promissory notes dated November 11, 2026, totaling $40,000 and bearing 10% simple interest, all due December 1, 2026: $10,000 to Mr. Angell for a $5,000 closing fee and the first $5,000 monthly consulting payment, and $15,000 each to John Thomas and Chene Garner for services. Each note provides that, if it is not paid in full by its maturity date, Mr. Angell may elect to unwind the change in control by written notice.

As described in Item 5.02, Mr. Angell has resigned as a director and the Board of Directors has appointed Mr. Guinovart as a director, each effective on the 10th day after the Company provides shareholder notice pursuant to Rule 14f-1 under the Securities Exchange Act of 1934 (the “14f-1 Effective Date”). Until the 14f-1 Effective Date, Mr. Angell remains the Company’s sole director. The Company intends to file and mail the information statement promptly.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Marc Angell. Effective November 12, 2026, at the closing, Marc Angell resigned as Chief Executive Officer and President of the Company. On November 12, 2026, Mr. Angell also tendered his resignation as a director, effective on the 14f-1 Effective Date. Mr. Angell will continue to serve as the Company’s sole director until then. Mr. Angell’s resignations were not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Jorge Guinovart. Effective November 12, 2026, the Board of Directors appointed Jorge Guinovart, age 42, as Chief Executive Officer and President of the Company. The Board also appointed Mr. Guinovart as a director, effective on the 14f-1 Effective Date, to fill the vacancy created by Mr. Angell’s resignation. Mr. Guinovart has not been appointed to any committee of the Board; the Board has no committees. Mr. Guinovart is the founder and managing member of Third Life World, the Company’s controlling shareholder, and directs the Platform’s operations, product execution, capital deployment and vendors. He is also the founder of Liquistate, a real-world asset tokenization platform for graded cards vaulted by its partner Legacy Sovereign, homes and cars, which is built on Robinhood Chain and has an iOS app on the App Store; the founder of AI HQ, which builds AI agent command centers for businesses; a co-founder and the Chief Marketing Officer of AuraVision Health, maker of TONi, an AI patient-navigation and triage tool for UK general practitioner practices; and the principal of Guinovart Design & Development LLC, a Florida luxury design-build firm. He holds a Florida state-certified contractor license. Mr. Guinovart has more than 19 years of leadership experience across real estate, artificial intelligence, blockchain and virtual worlds. In 2022, his digital twin of Reflection Manor, a Miami Shores home he developed, was covered by Forbes, PROFILEmiami and Futurism.

There are no family relationships between Mr. Guinovart and any director or executive officer of the Company. Other than the Purchase Agreement, Third Life World’s contribution of the Platform and the arrangements described in Item 5.01, Mr. Guinovart has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K. The Company has not entered into any compensation arrangement with Mr. Guinovart.

Consulting arrangement with Marc Angell. Under the Purchase Agreement, Mr. Angell is entitled to a one-time consulting bonus of $115,000, which vested on October 2, 2026 and is payable within 90 days after that date. Since the closing, Mr. Angell has served as an independent consultant to the Company for an initial three-month term at $5,000 per month, with the first monthly fee due at the closing and covered by Third Life World’s promissory note described in Item 5.01. If he is terminated without cause before the end of the initial term, the unpaid balance of the $15,000 initial-term fee becomes immediately due. The Company also reimburses his reasonable, pre-approved expenses. Third Life World guarantees these payment obligations.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired. To the extent required by Item 9.01(a), the Company will file the financial statements of the Platform by amendment to this Current Report no later than 71 calendar days after the date on which this Current Report is required to be filed.

(b) Pro forma financial information. To the extent required by Item 9.01(b), the Company will file the pro forma financial information by amendment to this Current Report within the same period.

(d) Exhibits.

Exhibit No.	Description
10.1	Control Share Purchase Agreement dated October 2, 2026 among the Company, Marc Angell, Jacquie Angell and Third Life World, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed October 8, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGLOBAL MANAGEMENT GROUP, INC.

Date: November 13, 2026	By:	/s/ Jorge Guinovart
Jorge Guinovart
Chief Executive Officer

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